Brunswick Corporation 26125 N. Riverwoods Blvd., Mettawa, IL 60045 Telephone 847.735.4700 Facsimile 847.735.4750 www.brunswick.com

Brunswick announces CEO transition
Mark Schwabero to retire at end of 2018, succeeded by David Foulkes
Manny Fernandez to become Non-Executive Chairman

METTAWA, Ill. Oct. 25, 2018 - Brunswick Corporation (NYSE: BC) today announced that Chairman and Chief Executive Officer Mark Schwabero will retire at the end of 2018, and will be succeeded by David Foulkes, president - Brunswick Marine Consumer Solutions and Chief Technology Officer.

The Company also announced that Manny Fernandez, Brunswick’s lead independent director, will become non-executive chairman, upon Schwabero’s retirement. Fernandez was formerly chairman and chief executive officer of the Gartner Group, executive chairman of SYSCO Corporation and several technology companies.

Schwabero joined Brunswick in 2004 as president - Mercury Outboards. In 2008, he became president - Mercury Marine, and was appointed Brunswick’s president and chief operating officer in 2014. Since becoming chairman and CEO in 2016, Schwabero charted an ambitious course for Brunswick, completing several value-enhancing acquisitions, including the recent addition of Power Products. Under his leadership, Brunswick initiated the process of separating its Fitness business, which the Company is working to complete by the end of the first quarter of 2019 or as promptly thereafter as practicable within a time frame that maximizes value to its shareholders.

“Under Mark’s leadership, Brunswick has continued to improve its operating results and strong track record of revenue and earnings growth,” Fernandez said. “Mark has been instrumental in setting the strategy and transitioning the Company to solely focus on the marine industry, particularly on the technologies that will continue to advance the industry, make boating more enjoyable, and also refining our portfolio to make it more cycle resistant.”

“The 14 years I’ve been with Brunswick have been the most rewarding of my career,” Schwabero said. “Each day I am inspired by Brunswick’s 15,000 motivated and dedicated employees around the world. It has been a privilege to serve as chairman and CEO for the past three years, and to lead this world-class organization.”

Schwabero continued, “I am pleased that David will be succeeding me as CEO. He is a bright and talented leader whose energy is infectious. His intellect, skills and commitment are representative of the qualities you will find within our deep bench of talent at Brunswick. With the separation of Fitness underway and the focus on our future in the marine business, now is the ideal time to make this change.”

“With his proven leadership ability, a strong technology focus and rich experience, David is the ideal next CEO for Brunswick, and will ensure our marine operations continue to lead the industry,” said Fernandez. “With David at the helm, Brunswick will remain in good hands as we sharpen our focus on integrated propulsion systems and boats and prepare to operate as a pure-play marine company.”

Foulkes is presently responsible for the Brunswick Boat Group as president - Brunswick Marine Consumer Solutions as well as Brunswick’s CTO. He joined Brunswick in 2007, and for ten years was head of product development at Mercury Marine, where he led the development of Mercury's award-winning line-up of market-leading outboard engines, including the recently introduced V6 and V8 outboard engines and advanced vessel control systems. Since 2012, Foulkes has had responsibility for Mercury Racing, and worked closely with its leadership team to significantly grow the business and introduce a range of new high-performance products.  As CTO, Foulkes has overseen the launch and development of NAUTIC-ON and Brunswick's iJET Innovation Lab at the University of Illinois.  He also championed establishment of Brunswick's joint-venture with TechNexus to develop a portfolio of investments in start-up companies. Foulkes was named to his present position earlier this year.

"David’s successful track-record of developing exciting and innovative products speaks for itself,” Fernandez said. “His deep understanding of technology, commitment to quality, and experience introducing innovative business solutions will continue to fuel and ignite creativity throughout the organization. In his role as CTO, and most recently as president - Brunswick Marine Consumer Solutions, he has quickly put in place a broad range of capabilities that will enable Brunswick to further accelerate its progress in developing new products and solutions for our marine customers."

“I am honored to become CEO of this great company,” said Foulkes. “Going forward, we will take advantage of the strong momentum that we have achieved under Mark’s leadership and continue to grow our industry-leading portfolio of marine engines and boat brands offering leading-edge design, technology, quality and customer service. Our focus will be relentless, as we seek out innovative, technology-enabled consumer services and solutions that make boating easier, while continuing to demand excellence in executing our marine strategies as we build shareholder value.”

Foulkes will also replace Schwabero as a member of Brunswick’s Board of Directors, effective Jan. 1, 2019, and will serve for the remainder of Schwabero’s term until the Company’s 2021 Annual Meeting of Shareholders.

Forward-Looking Statement
Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and projections about Brunswick’s business and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “could,” “expect,” “anticipate,” “intend,” “target,” “plan,” “seek,” “estimate,” “believe,” “predict,” “outlook,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks include, but are not limited to: adverse general economic conditions, including reductions in consumer discretionary spending; our ability to implement our strategic plan and growth initiatives; the risk that strategic acquisitions or divestitures may not provide business benefits; the possibility that the proposed Fitness business separation will not be consummated within the anticipated time period or at all; our ability to integrate targeted acquisitions, including the Global Marine & Mobile Business of Power Products; the potential for disruption to our business in connection with the Fitness business separation or Global Marine & Mobile Business of Power Products acquisition, making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred in connection with these transactions; the possibility that the expected synergies and value creation from these transactions will not be realized or will not be realized within the expected time period; changes to U.S. trade policy and tariffs; actual or anticipated increases in costs, disruptions of supply, or defects in raw materials, parts, or components we purchase from third parties, including as a the result of new tariffs on raw materials; negative currency trends; fiscal policy concerns; adequate financing access for dealers and customers and our ability to access capital and credit markets; maintaining effective distribution; loss of key customers; inventory reductions by dealers, retailers, or independent boat builders; requirements for us to repurchase inventory; attracting and retaining skilled labor and implementing succession plans for key leadership; our ability to meet supply objectives; higher energy and fuel costs; our ability to protect our brands and intellectual property; absorbing fixed costs in production; managing expansion or consolidation of manufacturing facilities; outages or breaches of technology systems, which could result in lost or stolen information and associated remediation costs; our ability to meet pension funding obligations; managing our share repurchases; competitive pricing pressures; our ability to develop new and innovative products and services at a competitive price, in legal compliance with existing rules; maintaining product quality and service standards; product liability, warranty, and other claims risks; legal and regulatory compliance, including increased costs, fines, and reputational risks; changes in income tax legislation or enforcement; having to record an impairment to the value of goodwill and other assets; certain divisive shareholder activist actions; international business risks; and weather and catastrophic event risks.
Additional risk factors are included in the Company’s Annual Report on Form 10-K for 2017 and the Quarterly Reports on Form 10-Q for subsequent periods. Forward-looking statements speak only as of the date on which they are made, and Brunswick does not undertake any obligation to update them to reflect events or circumstances after the date of this release.

About Brunswick
Headquartered in Mettawa, Ill., Brunswick Corporation’s leading consumer brands include Mercury and Mariner outboard engines; Mercury MerCruiser sterndrives and inboard engines; MotorGuide trolling motors; Ancor, Attwood, BEP, Blue Sea Systems, Czone, Del City, Garelick, Lenco Marine, Marinco, Mastervolt, Mercury, NAUTIC-ON, Park Power, Progressive Industries, ProMariner, Quicksilver and Whale marine parts and accessories; Land 'N' Sea, Kellogg Marine, Lankhorst Taselaar, Payne’s Marine and BLA parts and accessories distributors; Bayliner, Boston Whaler, Brunswick Commercial and Government Products, Crestliner, Cypress Cay, Harris, Lowe, Lund, Princecraft, Quicksilver, Rayglass, Sea Ray, Thunder Jet and Uttern boats; Life Fitness, Hammer Strength, Cybex, Indoor Cycling Group and SCIFIT fitness equipment; and Brunswick billiards tables, accessories and game room furniture. For more information, visit http://www.brunswick.com.

Release:    IMMEDIATE

Contact:    Ryan Gwillim
Vice President - Investor Relations
Phone:        847-735-4926
Email:        ryan.gwillim@brunswick.com

Contact:     Daniel Kubera
Director - Media Relations and Corporate Communications
Phone:     847-735-4617
Email:        daniel.kubera@brunswick.com

Mark Schwabero	David Foulkes	Manny Fernandez